       As filed with the Securities and Exchange Commission on May 30, 2001
                                                      Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                               THE IT GROUP, INC.
             (Exact Name of Registrant as Specified in Its Charter)


         Delaware                 2790 Mosside Boulevard          33-0001212
(State or Other Jurisdiction of   Monroeville, PA 15146-2792   (I.R.S. Employer
Incorporation or Organization)                               Identification No.)

          (Address of Principal Executive Offices Including Zip code)

                               ------------------

                       THE IT CORPORATION RETIREMENT PLAN
                            (Full Title of the Plan)

                               ------------------

           James G. Kirk, Esq.                      Copies to:
            The IT Group, Inc.                Ronald O. Mueller, Esq.
          2790 Mosside Boulevard            Gibson, Dunn & Crutcher LLP
        Monroeville, PA 15146-2792         1050 Connecticut Avenue, N.W.
                                              Washington, D.C. 20036
                                                   (202) 955-8500

                     (Name and Address of Agent For Service)

                               ------------------

                                 (412) 372-7701
          (Telephone Number, Including Area Code, of Agent For Service)

                               ------------------

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------
           Title of Securities              Proposed Maximum Aggregate Offering Price(1)                Amount of
            to be Registered                                                                      Registration Fee/(2)/
---------------------------------------------------------------------------------------------------------------------------
         Common Stock, par value                        $15,000,000                                       $3,750
             $0.01 per share
---------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered pursuant to the employee benefit plan described herein.
(2) The registration fee has been calculated in accordance with 457(o) under the Securities Act of 1933 based on the maximum aggregate offering price of securities being registered.
================================================================================

                                 INTRODUCTION

         This registration statement on Form S-8 is filed by The IT Group, Inc., a Delaware corporation (the "Company"), and The IT Corporation Retirement Plan (the "Plan" and, together with the Company, the "Registrants"), relating to shares of the common stock of the Company, par value $0.01 per share, to be issued under the Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information requested in Part I of this registration statement has been excluded from this registration statement in accordance with the instructions to Form S-8.

                                     PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents previously filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference into this registration statement:

         1. The Company's Annual Report on Form 10-K for its fiscal year ended December 29, 2000, filed on March 20, 2001.

         2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 30, 2001, filed on May 11, 2001.

         3. The description of the Company's common stock set forth in the Company's Registration Statement on Form 8-A (File No. 000-09037) filed with the Commission on September 1, 1992, together with any amendment or report filed with the Commission for the purpose of updating such description.

         4. The Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 1999, filed on June 28, 2000.

         All reports and other documents that the Company or the Plan subsequently files with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment indicating that all securities offered under this registration statement have been sold or that deregisters the distribution of all such securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement from the date of filing of such report or document. Any statement contained in this registration statement or any report or document incorporated into this registration statement by reference, however, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in a subsequently dated report or document that is also considered part of this registration statement, or in any amendment to this registration statement, is inconsistent with such prior statement. The Company's file number with the Commission is 000-09037.

Item 4.  Description of Securities.

         Inapplicable.

Item 5.  Interests of Named Experts and Counsel.

        Inapplicable.

Item 6.  Indemnification of Directors and Officers.

         The General Corporation Law of the State of Delaware, the state of the Company's incorporation, and the Company's Bylaws provide for indemnification of directors and officers. Section 145 of the Delaware General Corporation Law provides generally that a person sued as a director, officer, employee or agent of a corporation may be indemnified by the corporation for reasonable expenses, including attorneys' fees, if, in cases other than actions brought by or in the right of the corporation, he or she has acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and in the case of a criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. Section 145 provides that no indemnification for any claim or matter may be made, in the case of an action brought by or in the right of the corporation, if the person has been adjudged to be liable, unless the Court of Chancery or other court determines that indemnity is fair and reasonable despite the adjudication of liability. Indemnification is mandatory in the case of a director, officer, employee or agent who has been successful on the merits, or otherwise, in defense of a suit against him or her. The determination of whether a director, officer, employee or agent should be indemnified must be made by a majority of disinterested directors, independent legal counsel or the stockholders.

         The Company's directors and officers are covered under policies of directors' and officers' liability insurance. All directors, officers serving as Senior Vice President or in a higher position and specified other officers are parties to indemnity agreements. These indemnity agreements provide indemnification for the directors and covered officers in the event the directors' and officers' liability insurance does not cover a particular claim for indemnification or if such a claim or claims exceed the limits of such coverage. The indemnity agreements generally are intended to provide indemnification for any amounts a director or covered officer is legally obligated to pay because of claims arising out of the director's or officer's service to us.

         Additionally, the Company's Certificate of Incorporation provides that directors of the Company are not to be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty to the fullest extent permitted by law. This provision is intended to allow the Company's directors the benefit of the Delaware General Corporation Law which provides that directors of Delaware corporations may be relieved of monetary liabilities for breach of their fiduciary duty of care, except under certain circumstances, including breach of the director's duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law or any transaction from which the director derived an improper personal benefit.

Item 7.  Exemption from Registration Claimed.

        Inapplicable.

Item 8.  Exhibits.

     Exhibit No.          Description
     --------------       ------------------------------------------------------

     4.1 Certificate of Incorporation of the Company as amended by the Amendment to Certificate of Incorporation filed September 17, 1987, with the Delaware Secretary of State (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended March 31, 1988), and by the Certificate of Amendment to Certificate of Incorporation filed June 19, 1998 with the Delaware Secretary of State (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended March 27, 1998), and by the Certificate of Amendment of Certification of Incorporation of International Technology Corporation, dated as of December 21, 1998, as filed with the Delaware Secretary of State on December 23, 1998. (incorporated by reference to the Company's Current Report on Form 8-K dated December 23, 1998)

     4.2 Amended and Restated Bylaws of the Company as amended through May 14, 1999 (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended March 27, 1998 and the Company's Quarterly Report on Form 10-Q for the quarter ended March 30,
                          2001)

     23.2                 Consent of Ernst & Young LLP, independent auditors

     24.1 Power of Attorney (included on the signature page of this registration statement)

         An opinion of counsel (Exhibit 5) is not being filed since the securities being registered are not original issuance securities.


         In lieu of an opinion of counsel concerning compliance with the requirements of ERISA, the Registrants hereby undertake to submit the Plan and any amendments thereto to the IRS in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

Item 9.  Undertakings.

(1)      The undersigned Registrants hereby undertake:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrants pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

         (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the Registrants' annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         The Company. Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroeville, State of Pennsylvania, on this 30th day of May, 2001.

                                       THE IT GROUP, INC.

                                       By:  ANTHONY J. DELUCA
                                            -----------------
                                            Name: Anthony J. DeLuca
                                            Title: Chief Executive Officer

                               POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated. Each of the directors and/or officers of the Company whose signature appears below hereby appoints Anthony J. DeLuca, James G. Kirk and James M. Redwine and each of them severally as his attorney-in-fact to sign his name and on his behalf, in any and all capacities stated below, and to file with the Commission any and all amendments, including post-effective amendments to this registration statement as appropriate, and generally to do all such things in their behalf in their capacities as officers and directors to enable the Company to comply with the provisions of the Securities Act, and all requirements of the Commission.


Name and Signature          Title                                   Date
--------------------------  --------------------------------------  ------------

                            Chairman of the Board of Directors      May   , 2001
--------------------------                                              --
Daniel A. D'Aniello


ANTHONY J. DELUCA           Director, Chief Executive Officer and   May 30, 2001
--------------------------  President
Anthony J. DeLuca


PHILIP B. DOLAN             Director                                May 30, 2001
--------------------------
Philip B. Dolan


E. MARTIN GIBSON            Director                                May 30, 2001
--------------------------
E. Martin Gibson


FRANCIS J. HARVEY           Director                                May 30, 2001
--------------------------
Francis J. Harvey, Ph.D.

JAMES C. MCGILL             Director                                May 30, 2001
--------------------------
James C. McGill


                            Director                                May   , 2001
--------------------------                                              --
Richard W. Pogue


ROBERT F. PUGLIESE          Director                                May 30, 2001
--------------------------
Robert F. Pugliese


                            Director                                May   , 2001
--------------------------                                              --
Charles W. Schmidt


JAMES DAVID WATKINS         Director                                May 30, 2001
--------------------------
James David Watkins

         The Plan. Pursuant to the requirements of the Securities Act, The IT Corporation Retirement Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroeville, State of Pennsylvania, on this 30th day of May, 2001.

                                           THE IT GROUP, INC.

                                           By: ANTHONY J. DELUCA
                                               Name: Anthony J. DeLuca
                                               Title: Chief Executive Officer

                                 EXHIBIT INDEX

                                                                                               Sequentially
                                                                                                 Numbered
 Exhibit No.                                   Description                                         Page
--------------  -----------------------------------------------------------------------------  -------------

4.1               Certificate of Incorporation of the Company as amended by the Amendment to
                  Certificate of Incorporation filed September 17, 1987, with the Delaware
                  Secretary of State (incorporated by reference to the Company's Annual
                  Report on Form 10-K for the year ended March 31, 1988), and by the
                  Certificate of Amendment to Certificate of Incorporation filed June 19,
                  1998 with the Delaware Secretary of State (incorporated by reference to the
                  Company's Annual Report on Form 10-K for the year ended March 27, 1998), and by the Certificate of Amendment of Certification of Incorporation of
                  International Technology Corporation, dated as of December 21, 1998, as filed with the Delaware Secretary of State on December 23, 1998.
                  (incorporated by reference to the Company's Current Report on Form 8-K
                  dated December 23, 1998)                                                          N/A

4.2               Amended and Restated Bylaws of the Company as amended through May 14, 1999
                  (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended March 27, 1998 and the Company's Quarterly Report on Form
                  10-Q for the quarter ended March 30, 2001)                                        N/A

23.2              Consent of Ernst & Young LLP, independent auditors                                ____

24.1              Power of Attorney (included on the signature page of this registration
                  statement)                                                                        N/A